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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the use of our reports dated November 15, 1997 on The Gabelli Equity Income Fund and The Gabelli Small Cap Growth Fund incorporated by reference in this Registration Statement (Form N-1A No. 33-41913) of Gabelli Equity Series Funds, Inc.


                                           /s/  ERNST & YOUNG LLP
                                           ---------------------------
                                                ERNST & YOUNG LLP


New York, New York
January 26, 1998